UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2008

VOIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Corporate Boulevard, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	561-948-4193

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 1, 2008 the Stock Purchase Agreements entered into in October 2007 between VOIS Inc. and VOIS Partners LLC with each of Trackside Brothers LLP, Carrera Capital Management, Inc. and JAB Interactive LLC as described in our Current Report on Form 8-K as filed on November 1, 2007 closed. Mr. Gary Schultheis, our President and CEO, is the managing member of VOIS Partners LLC. At closing, VOIS Partners LLC purchased an aggregte of 2,500,000 shares of our common stock from Trackside Brothers LLP, Carrera Capital Management, Inc. and JAB Interactive LLC in private transacations. At closing we also satisfed certain payables former officers and directors as well as other third parties in the aggregate amount of approximately $328,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS, INC.

Date: April 18, 2008	By:	/s/ Gary Schultheis
Gary Schultheis, Chief Executive Officer and President